EXHIBIT 10.1

AMERICAN STATES WATER COMPANY
2026 STOCK INCENTIVE PLAN

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	5.9	Term of the Plan ………………………………………………………………………………..	A-11
	5.10	Governing Law/Construction/Severability ………………………………………………………..	A-12
	5.11	Captions ……………………………………………………………………………………….	A-12
	5.12	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation …..	A-12
	5.13	Non-Exclusivity of Plan ………………………………………………………………………….	A-12
	5.14	No Corporate Action Restriction …………………………………………………………………	A-12
	5.15	Other Company Benefit and Compensation Program …………………………………………….	A-12
	5.16	Recoupment ……………………………………………………………………………………	A-13
6.	DEFINITIONS ………………………………………………………………………………………….		A-13
	6.1	Definitions ……………………………………………………………………………………...	A-13

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AMERICAN STATES WATER COMPANY
2026 STOCK INCENTIVE PLAN
1. THE PLAN.
1.1 Purpose.
The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company. This Plan is not intended to provide Awards to non-employee directors. Capitalized terms are defined in Article 6.
1.2 Administration and Authorization; Power and Procedure.
(a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members. Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).
(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:
(i) to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Employees who will receive an Award;
(ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;
(iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);
(iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;
(v) to cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 5.6;
(vi) to accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Options, within the original term of such Awards under Section 1.6), subject to Section 5.3;
(vii) to adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 1.4 and 5.6, and provided that in no case (except due to an adjustment contemplated by Section 5.2 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise or base price of any Option;
(viii) to determine the date of grant of an Award, which may be a designated date after but not before the date of the Committee’s action (unless otherwise designated by the Committee, the date of grant of an Award shall be the date upon which the Committee took the action granting the Award);

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(ix) to determine whether, and the extent to which, adjustments are required pursuant to Section 5.2 hereof and authorize the termination, conversion, substitution or succession of Awards upon the occurrence of an event of the type described in Section 5.2;
(x) to determine the Fair Market Value of the Common Stock of Awards under this Plan from time to time and/or the manner in which such value will be determined; and
(xi) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.
(c) Binding Determinations/Liability Limitation. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.
(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.
1.3 Participation.
Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.
1.4 Shares Available for Awards; Share Limits.
(a) Shares Available. Subject to the provisions of Section 5.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.
(b) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall be 800,000 shares of Common Stock (the “Share Limit”). Notwithstanding the foregoing, to the extent that any awards are granted under the Corporation’s 2016 Stock Incentive Plan (the “2016 Plan”) after March 20, 2026 and prior to the Effective Date, the Share Limit shall be reduced by the number of shares of Common Stock subject to such awards. The maximum number of shares of Common Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under this Plan is 800,000 shares, reduced by the number of shares granted under the 2016 Plan after March 20, 2026 and prior to the Effective Date.
(c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are withheld by the Corporation to satisfy the tax withholding obligations related to the Award shall not be available for subsequent Awards under this Plan. Shares tendered by a Participant to pay the exercise price of an Option shall not be available for subsequent Awards under the Plan. Shares used to satisfy the settlement of Restricted Stock Units shall not be available for subsequent Awards under the Plan. For the avoidance of doubt, shares underlying Awards that are subject to the achievement of performance goals will be counted against the Share Limit based on the target value of such Awards unless and until such time as such Awards become vested and settled in shares, and Awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

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1.5 Grant of Awards.
Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award and the price (if any) to be paid for the shares or the Award. Each Award shall be evidenced by an Award Agreement. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.
1.6 Award Period.
Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options not later than 10 years after the Award Date. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is 30 calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
1.7 Limitations on Exercise and Vesting of Awards.
(a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least one year after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.
(b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.
(c) Fractional Shares. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.
1.8 No Transferability; Limited Exception to Transfer Restrictions.
(a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.
(b) Exceptions. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family, pursuant to such conditions and procedures as the Committee may establish in writing. Any permitted transfer shall be (i) subject to compliance with applicable federal and state securities laws and (ii) subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for essentially estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee). Notwithstanding the foregoing or anything to the contrary in Section 1.8(c), Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.
(c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8(a) shall not apply to:
(i) transfers to the Corporation,
(ii) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(iii) subject to applicable limits on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee,
(iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

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(v) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.
2. OPTIONS.
2.1 Grants.
One or more Options may be granted to any Eligible Employee. Each Option granted shall be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option. No Option once granted may be repurchased by the Company without the approval of shareholders.
2.2 Option Price.
(a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but shall not be less than 100% (110% in the case of an Incentive Stock Option granted to a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.
(b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.
2.3 Limitations on Grant and Terms of Incentive Stock Options.
(a) $100,000 Limit. To the extent that the aggregate “Fair Market Value” of stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. For this purpose, the “Fair Market Value” of the stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.
(b) Option Period. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.
(c) Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfy the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.
2.4 Limits on 10% Holders.
No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.
3. RESTRICTED STOCK AWARDS.
3.1 Grants.
The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under

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applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than one year after the Award Date, except to the extent provided in Section 1.7(a). Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may be required to enforce the restrictions.
3.2 Restrictions.
(a) Pre-Vesting Restraints. Except as provided in Section 3.1 and 1.8, Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.
(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares which cease to be eligible for vesting.
(c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any Restricted Shares which cease to be eligible for vesting.
3.3 Return to the Corporation.
Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions on vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.
4. STOCK UNIT AWARDS.
4.1 Grants.
The Committee may, in its discretion, (a) authorize and grant to any Eligible Employee a Stock Unit Award, (b) credit to any Eligible Employee Stock Units, (c) permit an Eligible Employee to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or (d) grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement and any relevant Company bonus, performance or other service or deferred compensation plan, in form substantially as approved by the Committee, in each case subject to compliance with Section 409A of the Code.
4.2 Payouts.
Subject to compliance with Section 409A of the Code, the Committee in the applicable Stock Unit Award Agreement or other Award Agreement or the relevant Company deferred compensation plan may permit the Eligible Employee to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.
4.3 Non-Transferability.
Rights in respect of Stock Unit Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of or encumbered, either voluntarily or involuntarily, other than as provided in Section 1.8, including transfers by will or the laws of descent or distribution.

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4.4 Dividend Equivalent Rights.
In its discretion, the Committee may grant to any Eligible Employee “Dividend Equivalent Rights” concurrently with the grant of any Stock Unit Award, on such terms as set forth by the Committee in the Stock Unit Agreement or other applicable Award Agreement. Dividend Equivalent Rights shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set in the Award Agreement) and the date the Stock Unit Award expires (or such earlier date as the Committee may set in the Award Agreement), as determined by the Committee. Dividend Equivalent Rights shall be payable in cash or shares at the same time as the Stock Units to which they relate, and may be subject to such conditions, as may be determined by the Committee.
4.5 Cancellation of Restricted Stock Units.
Unless the Committee otherwise expressly provides, Restricted Stock Units that remain subject to conditions to vesting at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be cancelled, unless the Committee otherwise provides in or by amendment to the applicable terms of the Award.
4A. PERFORMANCE AWARDS.
4A.1 Generally.
The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Awards shall be evidenced by an Award Agreement that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.
4A.2 Earning of Performance Awards.
The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control Event, death or Total Disability, as the Committee shall determine either at or after the Award Date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Award Date or on such other conditions as the Committee shall specify.
4A.3 Performance Criteria.
At the discretion of the Committee, Performance Criteria may be based upon the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: earnings per share; shareholder return, inclusive or exclusive of dividends; dividend levels; dividend growth; operating revenue; revenues from specific facilities; net income from operations; net income; earnings (before or after interest, taxes, depreciation and/or amortization); earnings or operating income before or after any of water purchase costs, power purchase costs, administrative expenses or construction costs; growth in earnings; return on equity; return on capital; return on assets; economic value added; cash flow; working capital; cost reduction or other expense control objectives; satisfaction of any budget objective; gross or net profit margin; ratio of total construction revenues less direct and selected indirect construction costs over total construction revenues; ratio of operations and maintenance revenues less direct and selected indirect operations and maintenance revenues; ratio of operating earnings to capital spending; revenue growth; market share; market price of Common Stock; credit rating; safety; customer satisfaction, increase in customer base; customer complaints; capital expenditures; capital investments; control deficiencies, significant deficiencies and material weaknesses under Section 404 of the Sarbanes-Oxley Act of 2002; improvements in financial controls; asset transfers from a third party for the contracted services businesses; supplier diversity; regulatory or customer service objectives; compliance with applicable environmental requirements; attainment of water industry objectives in terms of water quality, service, reliability and/or efficiency; rate base objectives; litigation or regulatory resolution goals; approved rate increases; construction goals; application approvals; negotiated general and administrative rates for any or all operations and maintenance projects, renewal and replacement projects and/or capital upgrade projects for all or any portion of the contracted services business; negotiated overhead rates for any or all operations and maintenance projects, renewal and

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replacement projects and/or capital upgrade projects for all or any portion of the contracted services business; negotiated pricing for services, labor, materials, equipment and/or subcontractors for all or any portion of the contracted services business; price redeterminations and/or equitable adjustments for any military privatization project; employee satisfaction; winning new contracts for the contracted services business; conservation; and mergers, acquisitions and divestitures; and such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries.
At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all unusual and non-recurring items determined under U.S. generally accepted accounting principles, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (a) asset impairments or write downs; (b) litigation judgments or claim settlements and all or any insurance recoveries relating to claims or litigation; (c) the effect of changes in tax law, accounting principles, California Public Utilities Commission rules and regulations or such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any unusual and non-recurring items determined for accounting purposes and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (f) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (g) the divestiture of one or more business operations or the assets thereof; or (h) the costs incurred in connection with such acquisitions or divestitures; (i) charges for stock based compensation; (j) the impact of impairment of tangible or intangible assets; (k) derivative gains or losses attributable to fixed-price purchase contracts; (l) the impact of significant adverse market conditions on pension expenses; and (m) the inclusion or exclusion of one or more memorandum accounts approved by the California Public Utilities Commission.
The Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
The adjustments, to the extent applicable, are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Performance Criteria or other features of a Performance Award that relate to or are wholly or partially based on the number of, or the value of, any shares of common stock of the Company or any of its subsidiaries, to reflect a change in capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property) or a reorganization.
4A.4 Payment of Awards.
Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Beneficiary as soon as practicable after the expiration of the Performance Period, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.
4A.5 Newly Eligible Participants; Changes in Participant Employment.
Notwithstanding anything in this Section 4A to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Period. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Criteria or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Criteria or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.
4A.6 Dividend Equivalent Rights.
In its discretion, the Committee may grant to any Participant Dividend Equivalent Rights concurrently with the grant of any Performance Award on such terms as set forth by the Committee in the applicable Award Agreement. Dividend Equivalent Rights shall be based in all or part of the amount of dividends declared on the shares of Common Stock and shall be credited as of dividend payment dates, during the date between the date of grant (or such later date as the Committee

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may set forth in the Award Agreement) and the date that the Performance Award expires (or such earlier date as the Committee may set in the Award Agreement) as determined by the Committee. Notwithstanding any provision of the Plan to the contrary, any Dividend Equivalent Rights granted with respect to a Performance Award shall vest upon the same conditions (including Performance Criteria) that apply to the underlying Performance Award. Any Dividend Equivalent Right shall be subject to the terms set forth in the Award Agreement and this Section 4A. Dividend Equivalent Rights shall be payable in cash or shares at the same time as the Performance Awards to which they relate.
5. OTHER PROVISIONS.
5.1 Rights of Eligible Employees, Participants and Beneficiaries.
(a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.
(b) No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.
(c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.2 Adjustments; Acceleration.
(a) Adjustments.
(i) Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase or exercise price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards.
Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based Awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting requirements (so as to not trigger any charge to earnings with respect to such adjustment).

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Without limiting the generality of Section 1.2, any good faith determination by the Committee as to whether an adjustment is required under the circumstances pursuant to this Section 5.2(a)(i), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
(ii) Corporate Transactions-Assumption or Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. In the event any Option is underwater at the time of such event or if the Committee determines that an Award cannot reasonably become vested pursuant to its terms, such Options or Awards shall terminate and be cancelled without any payment to the Participant.
The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award.
In any of the events referred to in this Section 5.2(a)(ii), the Committee may take such action contemplated by this Section 5.2(a)(ii) prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares.
Without limiting the generality of Section 1.2, any good faith determination by the Committee pursuant to this Section 5.2(a)(ii) shall be conclusive and binding on all persons.
(b) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by Section 5.2(c) but is not exercised prior to (1) a dissolution of the Company, or (2) an event described in Section 5.2(a) that the Company does not survive, or (3) the consummation of an event described in Section 5.2(a) involving a Change in Control Event approved by the Board, such Option or right shall terminate, subject to any provision that has been expressly made by the Board or the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other settlement of such Option or right.
(c) Acceleration Upon Termination of Service Following a Change in Control. If any Participant’s employment is terminated by the Company upon or within two years after a Change in Control Event, and the termination is not the result of death, Total Disability, Retirement, a termination for Cause or a resignation by the Participant for Good Reason, then, subject to the other provisions of this Section 5.2 (including without limitation Section 5.2(b) and Section 5.4), all outstanding Options and other Awards held by the Participant shall be deemed fully vested immediately prior to the Severance Date (as defined below) and Stock Units shall become payable upon such Severance Date (or, to the extent applicable under Section 409A, upon the date that is six months after such Severance Date), unless the Committee determines otherwise, or the applicable Award Agreement or any change in control or employment agreement between the Participant and the Company specifies a different result in the case of a Change in Control Event. Notwithstanding the foregoing, an Award shall not be accelerated and/or become payable pursuant to this Section 5.2(c) to the extent that such acceleration and/or payment would cause the holder of such Award to be subject to additional tax under Section 409A of the Code with respect to such Award.
(d) Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.
5.3 Effect of Termination of Service on Awards.
(a) General. The Committee shall establish the effect of a termination of employment on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon the cause of termination.

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(b) Options - Resignation or Dismissal. If the Participant’s employment by the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”) other than Retirement, Total Disability or death, or for Cause (as determined in the discretion of the Committee), the Participant shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 5.2, three months after the Severance Date to exercise any Option to the extent it shall have become exercisable on the Severance Date. In the case of a termination for Cause, the Option shall terminate on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.
(c) Options - Death or Disability. If the Participant’s employment by the Company terminates as a result of Total Disability or death, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 5.2, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date shall terminate.
(d) Options - Retirement. If the Participant’s employment by the Company terminates as a result of Retirement, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 5.2, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.
(e) Events Not Deemed Terminations of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company shall be suspended, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.
(f) Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each Eligible Employee in respect of the Subsidiary who does not continue as an Eligible Employee in respect of another entity within the Company.
(g) Committee Discretion. Notwithstanding the foregoing provisions of this Section 5.3, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for Cause, the Committee may, in its discretion, increase the portion of the Participant’s Option available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement; provided, however, that in no event shall any such extension of the exercisability period extend such period beyond the earlier of the following dates: (i) the latest date the Option could have expired by its original terms or (ii) the 10th anniversary of the Award Date.
5.4 Compliance with Laws.
This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
5.5 Tax Matters.
(a) Provision for Tax Withholding or Offset. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 5.4)

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grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their Fair Market Value, necessary to satisfy such minimum withholding obligation, determined in each case as of the trading day next preceding the applicable date of exercise, vesting or payment. In no event shall shares be withheld in excess of the minimum whole number required for tax withholding under applicable law, unless the Company determines that an amount greater than the minimum withholding obligation would not result in adverse accounting consequences.
(b) Compliance with Code Section 409A. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A at the time of his or her separation from service), no amount that is subject to Code Section 409A and that becomes payable by reason of such separation from service shall be paid to the Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. A separation from service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.”
5.6 Plan Amendment, Termination and Suspension.
(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.
(b) Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
(c) Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Section 1.2(b) and 5.6(d)) may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant’s rights and benefits under an Award. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 1.2(b)(vii).
(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 5.2 shall not be deemed to constitute changes or amendments for purposes of this Section 5.6.
5.7 Privileges of Stock Ownership.
Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
5.8 Effective Date of the Plan.
This Plan will become effective on May 19, 2026, the date the Plan is approved by the Corporation’s stockholders (the “Effective Date”).
5.9 Term of the Plan.
The Plan shall remain in effect until terminated by the Board; provided, however, that (i) Awards (other than Incentive Stock Options) may not be granted under the Plan on or after the 10th anniversary of the Effective Date, and (ii) no Incentive Stock Options may be granted under the Plan on or after the 10th anniversary of the date the Plan was adopted

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by the Board. Any Awards granted prior to the applicable date in clauses (i) or (ii) will remain outstanding in accordance with their terms.
5.10 Governing Law/Construction/Severability.
(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.
(b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(c) Plan Construction; Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements for exemptions under Rule 16b-3. The exemption will not be available if the authorization of actions by any Committee of the Board with respect to such Awards does not satisfy the applicable conditions of Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards.
5.11 Captions.
Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
5.12 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.
Awards may be granted to Eligible Employees under this Plan in substitution for employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Employees in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit in Section 1.4 or other limits on the number of shares available for issuance under the Plan.
5.13 Non-Exclusivity of Plan.
Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
5.14 No Corporate Action Restriction.
The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Subsidiary’s capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, Beneficiary, Personal Representative or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.
5.15 Other Company Benefit and Compensation Program.
Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or

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benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or the Subsidiaries.
5.16 Recoupment.
An Award under this Agreement and the Common Stock received by the Participant upon the vesting of the Award, or the value, proceeds or other benefits received by the Participant upon the sale of such Common Stock, shall be subject to the Corporation’s Policy Regarding Recoupment of Certain Performance-Based Compensation Payments, as it may be amended from time to time or as may be required by law or the requirement of any listing agency.
DEFINITIONS.
6.1 Definitions.
(a)    “Award” means an award of any Option, Restricted Stock, Stock Unit, or Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.
(b)    “Award Agreement” means any agreement setting forth the terms of an Award that has been authorized by the Committee. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any shares of Common Stock that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(c)    “Award Date” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.
(d)    “Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.
(e)    “Board” means the Board of Directors of the Corporation.
(f)    “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable contract with the Participant) a termination of employment based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:
(i)    has failed to render services to the Company where such failure amounts to gross negligence or misconduct of the Participant’s responsibility and duties;
(ii)    has committed an act of fraud or been dishonest against the Company or any affiliate of the Company; or
(iii)    has been convicted of a felony or other crime involving moral turpitude.
A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.
(g)    “Change in Control Event” means any of the following events:
(i)    any sale, lease, exchange or other change in ownership (in one or a series of transactions) of all or substantially all of the assets of the Corporation, unless its business is continued by another entity in which holders of the Corporation’s voting securities immediately before the event own, either directly or indirectly, more than 70% of the continuing entity’s voting securities immediately after the event;
(ii)    any reorganization or merger of the Corporation, unless (i) the holders of the Corporation’s voting securities immediately before the event own, either directly or indirectly, more than 70% of the continuing or surviving entity’s voting securities immediately after the event, and (ii) at least a majority of the members of the Board of Directors of the surviving entity resulting from such reorganization or merger were members of the incumbent Board at the time of the execution of the initial agreement or of the action of such incumbent Board providing for such reorganization or merger;

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(iii)    an acquisition by any person, entity or group acting in concert of more than 50% of the voting securities of the Corporation, unless the holders of the Corporation’s voting securities immediately before the event own, either directly or indirectly, more than 70% of the acquirer’s voting securities immediately after the acquisition;
(iv)    the consummation of a tender offer or exchange offer by any individual, entity or group which results in such individual, entity or group beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of the voting securities of the Corporation, unless the tender offer is made by the Corporation or any of its subsidiaries or the tender offer is approved by a majority of the members of the Board who were in office at the beginning of the twelve-month period preceding the commencement of the tender offer; or
(v)    a change of one-half or more of the members of the Board within a twelve-month period, unless the election or nomination for election by shareholders of new directors within such period constituting a majority of the applicable Board was approved by a vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.
To the extent required to comply with Section 409A, a Change in Control Event will mean a Change in Control Event as described above that also qualifies as a “change in control event” for purposes of Section 409A.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(i)    “Commission” means the Securities and Exchange Commission.
(j)    “Committee” means the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law.
(k)    “Common Stock” means the Common Shares of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 5.2 of this Plan.
(l)    “Company” means, collectively, the Corporation and its Subsidiaries.
(m)    “Corporation” means American States Water Company, a California corporation, and its successors.
(n)    “Eligible Employee” means an officer or key employee of the Company. Eligible Employees do not include non-employee directors.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p)    “Fair Market Value” on any date means the closing sales price per share of Common Stock on such date as reported on the principal securities exchange or market on which the Common Stock is traded (including the New York Stock Exchange or Nasdaq Stock Market), or, if there is no reported closing sales price on such date, the closing sales price on the immediately preceding date on which such a price was reported. If the Common Stock is not traded on a securities exchange or market, Fair Market Value shall mean the fair market value of a share of Common Stock as determined in good faith by the Committee and in a manner not inconsistent with the regulations under Code Section 409A.
(q)    “Good Reason” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable contract with the Participant) a resignation of employment by the Participant following a Change in Control Event for Good Reason. For purposes of this Plan, “Good Reason” shall mean:
(i)    the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the date of the Change in Control Event, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities;
(ii)    any failure by the Company to reappoint the Participant to a position held by the Participant on the date of the Change in Control Event, except as a result of the termination of the Participant’s employment by the Company for Cause or Total Disability, the death of the Participant, or the termination of the Participant’s employment by the Participant other than for Good Reason;
(iii)    reduction by the Company in the Participant’s base salary in effect on the date hereof or as the same may be increased from time to time;

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(iv)    elimination by the Company of any cash incentive or other cash bonus compensation plan, without providing substantially equivalent substitutes therefor, or (B) any modification of the terms thereof, that would (in the case of either clause (A) or (B)) substantially diminish (in the aggregate, taking into consideration changes in salary, etc.) the aggregate amount of the base salary and cash incentive or other cash bonus and equity incentives or other equity-based compensation that is reasonably expected to be earned by the Participant during any calendar year from the aggregate amount that would reasonably have been expected to be earned by the Participant, assuming the maintenance of the cash incentive or cash bonus compensation plan or plans in effect on the date of the Change in Control Event;
(v)    elimination by the Company of any equity incentive or other equity-based compensation plan, without providing substantially equivalent substitutes therefor, or (B) any modification of the terms thereof that would (in the case of either clause (A) or (B)) substantially diminish (in the aggregate, taking into consideration changes in salary, etc.) the aggregate amount of the base salary, cash incentive or cash bonus and equity incentive or other equity-based compensation that is reasonably expected to be earned by the Participant during any calendar year from the aggregate amount that would reasonably have been expected to be earned by the Participant, assuming the maintenance of the equity incentive or other equity-based compensation plan or plans in effect on the date of the Change in Control Event.
(vi)    the taking of any action by the Company (including the elimination of benefit plans without providing substitutes therefor or the reduction of the Participant’s benefits thereunder) that would substantially diminish the aggregate value of the Participant’s other fringe benefits, including the executive benefits and perquisites, from the levels in effect prior to the date of the Change in Control Event;
(vii)    the Company provides written notice to the Participant that the Participant will be based at any office or location which increases the distance from the Participant’s home to the office location by more than 35 miles from the distance in effect as of the date of the Change in Control Event; and
(viii)    any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company’s obligations to the Participant under this Plan and any Award Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place;
which condition in any event under (i)-(viii) is not cured within 20 days after written notice to the Company from the Participant. Participant shall provide notice of intent to terminate employment citing Good Reason not later than 30 business days after an initial occurrence of a condition that Participant purports to constitute Good Reason, which termination shall be effective no later than 21 days thereafter, unless otherwise cured.
(r)    “Incentive Stock Option” means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions and is made under such circumstances and to such persons as may be necessary to comply with that section.
(s)    “Nonqualified Stock Option” means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.
(t)    “Option” means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.
(u)    “Participant” means an Eligible Employee who has been granted an Award under this Plan.
(v)    “Performance Award” means an Award granted pursuant to Section 4A of the Plan of a contractual right to receive Common Stock or a fixed or variable amount of cash (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria. A grant of Restricted Stock Awards or Stock Unit Awards may be designed to qualify as Performance Awards.
(w)    “Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 4A.3 of the Plan for the purpose of determining the extent to which an Award of Performance Awards has been earned.
(x)    “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Awards has been earned.

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(y)    “Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.
(z)    “Plan” means this 2026 Stock Incentive Plan, as it may be amended from time to time.
(aa)    “Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.
(bb)    “Restricted Stock Unit” means a Stock Unit subject to such conditions on vesting and payout as the Committee may determine.
(cc)    “Retirement” means retirement from active service as an employee or officer of the Company on or after attaining age 65, unless otherwise provided in an applicable Award Agreement.
(dd)    “Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.
(ee)    “Stock Unit” means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of the Stock Unit grant. Stock Units are not outstanding shares of Common Stock and do not entitle a grantee to any dividend, voting or other rights in respect of any Common Stock. Stock Units may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, credited in the form of cash or additional Stock Units, as determined by the Committee. Stock Units are payable in shares of Common Stock.
(ff)    “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.
(gg)    “Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

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